UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 9, 2005
Commission file number: 1-5128

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(515) 284-3000

Item 1.01(a)	Entry into a Material Definitive Agreement

On August 9, 2005 the Compensation Committee of the Board of Directors approved the form of Meredith Corporation Restricted Stock Unit Award Agreement a copy of which is filed herewith.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	10.4	Form of the Meredith Corporation Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	August 9, 2005

Index to Exhibits

Exhibit Number	Item

10.4	Form of Meredith Corporation Restricted Stock Unit Award Agreement